                                CMI CORPORATION

                               STOCK OPTION PLAN

                                     TABLE OF CONTENTS

ARTICLE I       PURPOSE.......................................................................     1

ARTICLE II      DEFINITIONS...................................................................     1

ARTICLE III     ELIGIBILITY...................................................................     2

ARTICLE IV      ADMINISTRATION OF THE PLAN....................................................     3
      4.1       STOCK OPTION COMMITTEE........................................................     3
      4.2       POWER AND AUTHORITY OF COMMITTEE..............................................     3
      4.3       DETERMINATIONS RELATING TO TERMINATION OF EMPLOYMENT..........................     4
      4.4       COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH AND BREACHES................     4
      4.5       COMPLIANCE WITH INTERNAL REVENUE CODE AND SECURITIES LAWS.....................     4

ARTICLE V       NUMBER OF SHARES SUBJECT TO OPTIONS...........................................     4
      5.1       TOTAL SHARES AVAILABLE........................................................     4
      5.2       SHARES AVAILABLE TO BE ISSUED.................................................     4

ARTICLE VI      TERMS AND CONDITIONS OF OPTIONS...............................................     5
      6.1       OPTION PERIOD.................................................................     5
      6.2       OPTION PRICE..................................................................     5
      6.3       RESTRICTIONS ON TRANSFER......................................................     5
      6.4       EXERCISE OF OPTIONS...........................................................     5
                6.4.1   Persons Who May Exercise..............................................     5
                6.4.2   Method of Exercise....................................................     5
                6.4.3   Payment For Optioned Shares...........................................     5
                6.4.4   Commencement of Exercisability........................................     6
      6.5       USE OF PROCEEDS...............................................................     6
      6.6       SHAREHOLDER'S RIGHTS..........................................................     6

ARTICLE VII     ALTERNATE APPRECIATION RIGHTS.................................................     6
      7.1       AWARD OF APPRECIATION RIGHTS..................................................     6
      7.2       APPRECIATION RIGHTS AGREEMENT.................................................     6
      7.3       EXERCISE......................................................................     7
      7.4       AMOUNT OF PAYMENT.............................................................     7
      7.5       FORM OF PAYMENT...............................................................     7
      7.6       EFFECT OF EXERCISE............................................................     7
      7.7       TERMINATION OF EMPLOYMENT.....................................................     7

ARTICLE VIII    SPECIAL CONDITIONS AND RESTRICTIONS FOR TEN PERCENT STOCKHOLDERS..............     8

ARTICLE IX      AGGREGATE FAIR MARKET LIMITATIONS.............................................     8

ARTICLE X       TERMINATION OF EMPLOYMENT.....................................................     8
      10.1      CHANGE OF EMPLOYMENT STATUS...................................................     8
      10.2      GENERAL RULE..................................................................     8
      10.3      TERMINATION BECAUSE OF DEATH..................................................     8
      10.4      TERMINATION BECAUSE OF DISABILITY.............................................     9

ARTICLE XI      CHANGES IN CAPITAL STRUCTURE..................................................     9
      11.1      COMPANY'S POWER TO CHANGE STRUCTURE...........................................     9
      11.2      INVOLUNTARY DISSOLUTION OR LIQUIDATION........................................     9
      11.3      ADJUSTMENTS IN THE EVENT OF CHANGE OF CAPITAL.................................     9

       11.4     ASSUMPTION OF OUTSTANDING OPTIONS.............................................     9

ARTICLE XII     COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES.........................    10
       12.1     USE OF RESTRICTIVE LEGENDS....................................................    10
       12.2     REPRESENTATION OF INVESTMENT INTENT...........................................    10
       12.3     REPRESENTATION OF OWNERSHIP...................................................    10

ARTICLE XIII    AMENDMENT, SUSPENSION OR TERMINATION OF PLAN..................................    10

ARTICLE XIV     EFFECTIVE DATE AND DURATION OF PLAN...........................................    11

ARTICLE XV      INDEMNIFICATION OF COMMITTEE..................................................    11

ARTICLE XVI     GENERAL PROVISIONS............................................................    11
       16.1     OPTIONS NOT TRANSFERABLE......................................................    11
       16.2     EMPLOYMENT....................................................................    11
       16.3     TAXES.........................................................................    11
       16.4     OTHER COMPENSATION PLANS......................................................    12
       16.5     SINGULAR, PLURAL, GENDER......................................................    12
       16.6     HEADINGS......................................................................    12
       16.7     OBLIGATIONS OF THE COMPANY....................................................    12

                                CMI CORPORATION
                               STOCK OPTION PLAN
                               -----------------


                                   ARTICLE I

                                    PURPOSE
                                    -------


     This Stock Option Plan (the "Plan") is intended to further the interests of CMI Corporation (the "Company") by providing certain incentives to its key employees who are largely responsible for the growth and protection of the Company's business and who are making and can continue to make substantial contributions to the success of its business. It is intended that the Plan will foster the interests of the Company through the granting to such employees from time to time during the effective period of this Plan, Options to purchase shares of the Company's Voting Class A Common Stock, par value $.10, all as hereinafter provided.


                                  ARTICLE II

                                  DEFINITIONS
                                  -----------

     As used in this Plan, the following terms shall have the meaning as specified below:

     Appreciation Rights means those rights granted to certain Employees
     -------------------
pursuant to Article VII hereof.

     Board of Directors means the Board of Directors of the Company.
     ------------------

     Code means the Internal Revenue Code of 1986, as amended.
     ----

     Committee means the Committee of the Board of Directors identified in
     ---------
Section 4.1 hereof which administers the Plan, as further described in Article
IV.

     Company means CMI Corporation, an Oklahoma corporation, and its
     -------
Subsidiaries.

     Common Stock means the Company's presently authorized Voting Class A Common
     ------------
Stock, par value $.10 per share, except as this definition may be modified as provided in Article XI.

     Employee means any employee (as defined in accordance with the regulations
     --------
and revenue rulings then applicable under Section 3401(c) of the Code) of the Company, or any corporation which is then a Subsidiary of the Company, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent thereto.

     Fair Market Value shall be defined as of the relevant date as the last
     -----------------
reported sales price of a share of Common Stock sold under normal circumstances as reported by the New York Stock Exchange, or if there are no sales on such date, on the most recent date upon which such sale was reported; provided, however, if the price of the Common Stock is not reported as aforesaid, then the fair market value of the Common Stock shall be determined in good faith by the Committee utilizing any method of determining such value which the Committee deems reasonable and prudent.

     Incentive Stock Option means any Option within the meaning of Section
     ----------------------
422(b) of the Code and granted according to the terms of this Plan.

     Key Employees means those Employees of the Company or its Subsidiaries who
     -------------
in the sole and absolute discretion of the Committee are deserving of Options.

     Non-Qualified Stock Option means any Option which is not an Incentive Stock
     --------------------------
Option.

     Option means either an Incentive Stock Option or a Non-Qualified Stock
     ------
Option allowing the recipient to purchase shares of Common Stock granted pursuant to this Plan.

     Optionee means an Employee who accepts an Option.
     --------

     Option Period means the period from the date the Option or Appreciation
     -------------
Right is granted to the expiration date after which such Option or Appreciation Right may no longer be exercised.

     Option Price means the price to be paid for the shares of Common Stock to
     ------------
be purchased pursuant to the exercise of an Option. In no event shall the Option Price be less than 100% of the Fair Market Value of the shares subject to the Option at the time the Option is granted.

     Retirement means a termination of the employee/employer relationship
     ----------
between the Optionee and the Company on or after the retirement date of the Optionee.

     Rule 16b-3 means Rule 16b-3 as promulgated by the Securities and Exchange
     ----------
Commission under the Securities Exchange Act of 1934, as amended, as in effect from time to time, or any successor thereto.

     Stock Option Agreement means an agreement consistent with the terms and
     ----------------------
conditions of this Plan entered into by and between the Company and an Optionee with respect to options granted under this Plan. The Stock Option Agreement shall be in such form as may be approved from time to time by the Committee.

     Subsidiary means any present or future corporation (other than the Company)
     ----------
in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) then owns stock representing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     Termination of Employment means the time when the employee/employer
     -------------------------
relationship between the Optionee and the Company (or a Subsidiary) is terminated for any reason, including but not limited to, a termination by resignation, discharge, death, Total Disability or Retirement but excluding any such termination where there is a simultaneous re-employment by such Optionee by either (i) the Company or (ii) any Subsidiary.

     Total Disability means the permanent inability of an Employee to perform
     ----------------
any and every duty pertaining to such Employee's occupation or employment for which such Employee is suited by reason of such Employee's previous training, education and experience as such term is defined in Section 422 of the Code; provided that the Committee may in its discretion set forth in a Stock Option Agreement such other definition of disability as the Committee may deem to be appropriate.


                                  ARTICLE III

                                  ELIGIBILITY
                                  -----------

     All Employees are potentially eligible to receive Options and Appreciation Rights under the Plan. Options will only be granted to Key Employees as defined in Article II hereof. The granting of Options and/or Appreciation Rights pursuant to the Plan shall be entirely at the discretion of the Committee and nothing in this Plan shall be deemed to give any Employee the right to participate in the Plan or to receive an Option or Appreciation Right hereunder. Notwithstanding any other provision of the Plan, no Incentive Stock Option shall be granted to any Employee who is not eligible to receive "incentive stock options" as provided in Section 422 of the Code.

                                  ARTICLE IV

                          ADMINISTRATION OF THE PLAN
                          --------------------------

     4.1  STOCK OPTION COMMITTEE. This Plan shall be administered by the
          ----------------------
Committee which shall consist of at least two (2) Directors appointed by the Board of Directors. At its discretion, the entire Board of Directors may serve as the Committee. The Board of Directors may remove any member of the Committee at its discretion. A majority of the Committee shall constitute a quorum, and the actions approved by a majority of the members present at any meeting at which a quorum is present or actions approved in writing by all of the members of the Committee shall be the valid acts of the Committee hereunder. The Committee shall select one of its members to serve as its chairman and shall hold its meetings at such times and places as it shall deem advisable.

     4.2  POWER AND AUTHORITY OF COMMITTEE. It shall be the duty of the
          --------------------------------
Committee to conduct the general administration of the Plan in accordance with its provisions. Subject to the terms, provisions and conditions of the Plan, the Committee shall have full and final authority in its discretion to, among other things:

     (a) determine the Key Employees to whom Options and Appreciation Rights are to be granted;

     (b) to grant Options and Appreciation Rights pursuant to and in accordance with the provisions of the Plan;

     (c) establish the number of shares subject to each Option and Appreciation Right;

     (d) establish the time or times at which Options and Appreciation Rights will be granted;

     (e) determine the Option Price of the shares subject to each Option and/or Appreciation Right, which price shall not be less than the Fair Market Value;

     (f) set the time or times at which each Option or Appreciation Right becomes exercisable and the duration of the exercise period;

     (g) develop the provisions and forms of the instruments evidencing any Option or Appreciation Right under this Plan (which shall not be inconsistent with this Plan but need not be identical);

     (h) interpret the Plan and the terms of any Options, Appreciation Right, Stock Option Agreement or Appreciation Right Agreement;

     (i) determine whether the shares of Common Stock of the Company which are subject to an Option and/or Appreciation Right will be subject to any restrictions including without limitation, transfer restrictions upon exercise of such Option;

     (j) adopt such rules, guidelines and practices of the administration, interpretation and application of the Plan as are consistent therewith and as it shall, from time to time, be advisable and to interpret, demand or appeal any of such rules, guidelines and practices.

     In selecting the persons to whom Options and/or Appreciation Rights shall be granted, as well as in determining the number of shares subject to and the terms and provisions of each Option and Appreciation Right, the Committee shall weigh such factors as it shall deem relevant to accomplish the purpose of this Plan. A person who has been granted an Option or Appreciation Right may, if he is otherwise eligible, be granted additional Options or Appreciation Rights, if the Committee shall so determine.

     4.3  DETERMINATIONS RELATING TO TERMINATION OF EMPLOYMENT. The Committee,
          ----------------------------------------------------
in its absolute discretion, shall determine the effect of any matters and questions relating to Termination of Employment, including but not by way of limitation, the question of whether a Termination of Employment resulted from Retirement, Total Disability or a discharge for other reason or was voluntary on the part of the Employee and all questions whether particular leaves of absence constitute Terminations of Employment.

     4.4  COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH AND BREACHES.
          --------------------------------------------------------------
Members of the Committee may receive reasonable compensation for serving on the Committee. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. All actions taken and all interpretations and determinations made by the Board or the Committee in good faith shall be final and binding upon all interested persons. No member of the Board of Directors or the Committee, nor any employee acting on behalf of the Board of Directors or the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, the Options or the Option Agreements, and all members of the Board or the Committee and each and any employee acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

     4.5  COMPLIANCE WITH INTERNAL REVENUE CODE AND SECURITIES LAWS.
          ---------------------------------------------------------
Notwithstanding any other provisions contained in the Plan, it is the intention of the Company that (i) the Plan and the Incentive Stock Options granted hereunder comply with the requirements of Section 422 of the Code as the same may be amended from time to time and (ii) that all Options and Appreciation Rights qualify for the exemption from the requirements of Section 16 of the Securities Exchange Act of 1934 provided by Rule 16b-3.


                                   ARTICLE V

                      NUMBER OF SHARES SUBJECT TO OPTIONS
                      -----------------------------------

     5.1  TOTAL SHARES AVAILABLE. The shares of stock subject to Options and
          ----------------------
Appreciation Rights shall be shares of Common Stock. Subject to the provisions of Section 11.3 hereof, the maximum aggregate number of shares of Common Stock for which Options or Appreciation Rights may be granted under this Plan shall be 2,100,000 shares.

     5.2  SHARES AVAILABLE TO BE ISSUED. The shares of Common Stock to be
          -----------------------------
delivered upon the exercise of Options or Appreciation Rights under this Plan shall be made available either from the authorized but unissued shares of Common Stock or from shares of Common Stock held by the Company as treasury shares. Shares of Common Stock with respect to which an Option or Appreciation Right is exercised shall not again be available for grant as an Option or Appreciation Right under this Plan. If any Option or Appreciation Right for shares of Common Stock granted to an Optionee lapses, expires or is cancelled, surrendered or exchanged, or is otherwise terminated without having been fully vested, the Committee may, subject to the overall limitations imposed by Section 5.1 hereof, again make such Options available for grant hereunder (to the same or to a different Optionee). For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

     (a) All shares issued (including shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon the exercise of an Option;

     (b) Only the shares issued (including the shares, if any, withheld for tax withholding requirements) as the result of an exercise of an Appreciation Right shall be counted; and

     (c) Only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon the exercise of an Option.

                                  ARTICLE VI

                        TERMS AND CONDITIONS OF OPTIONS
                        -------------------------------

     All Options and Appreciation Rights granted pursuant to this Plan shall be evidenced by written Stock Option Agreements or Appreciation Rights Agreements, as the case may be, in such form and containing terms and conditions which shall not be inconsistent with this Plan as the Committee shall, from time to time, approve. Stock Option Agreements shall be entered into between the Optionee and the Company. Stock Option Agreements (and Appreciation Rights Agreements) need not be identical but shall comply with or incorporate by reference the following terms, conditions and definitions from this Plan and shall otherwise be consistent with the terms of this Plan:

     6.1  OPTION PERIOD. The term of each Option or Appreciation Right granted
          -------------
hereunder (the "Option Period") shall be for a period of five (5) years, which term may be extended or reduced in the absolute discretion of the Committee for such period as the Committee shall determine, and shall be subject to the provisions of Article X below; provided, however, no Option Period shall be longer than ten (10) years from the date the Option is granted and no Option or Appreciation Right may be exercised on and after the tenth anniversary of the date on which such Option was granted.

     6.2  OPTION PRICE. The Option Price shall be determined by the Committee
          ------------
at the time an Option is granted and shall not be less than 100 percent of the Fair Market Value (but in no event less than par value) of the shares covered thereby at the time the Option is granted.

     6.3  RESTRICTIONS ON TRANSFER. Options and Appreciation Rights granted
          ------------------------
under this Plan shall not be transferable, other than by will or the laws of descent and distribution, nor assignable nor capable of being pledged or otherwise hypothecated in any way, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or Appreciation Right contrary to the provisions hereof shall be null and void and without effect. No transfer of an Option or Appreciation Right by an Optionee by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the successor Optionee of the terms and conditions of such Option or Appreciation Right.

     6.4  EXERCISE OF OPTIONS.
          -------------------

          6.4.1  Persons Who May Exercise. During the lifetime of the
                 ------------------------
Optionee, Options and Appreciation Rights shall be exercisable only by the Optionee or the Optionee's legal guardian, if any, in the case of exercise following the disability of the Optionee as provided for in Section 10.4. Upon the death of an Optionee, the Optionee's personal representative may exercise options as provided in Section 10.3.

          6.4.2  Method of Exercise. Options granted pursuant to this Plan
                 ------------------
shall be exercised by delivery to the Company of a written notification specifying the number of shares which the Optionee then desires to purchase together with payment for such shares. No fractional shares shall be issued or accepted by the Company with respect to the exercise of an Option. Options may be exercisable in installments (which may be cumulative or noncumulative or subject to acceleration) during the term of an Option as may be determined by the Committee at the date of grant.

          6.4.3  Payment For Optioned Shares. Payment may be made in the
                 ---------------------------
form of either (a) cash, certified check or postal or express money order to the Company for an amount in the United States dollars which is equal to the Option Price for such shares, (b) the delivery of a number of shares of Common Stock previously acquired by the Optionee, including without limitation shares of Common Stock acquired through the exercise of Appreciation Rights, free and clear of all liens or encumbrances, the Fair Market Value of which is equal to the Option Price of the shares being acquired pursuant to the exercise of the Option, accompanied by executed stock powers and any other documents of transfer requested by the Company; provided that shares of Common Stock acquired through a previous exercise of a stock option must have been held for at least six (6) months before they may be delivered in payment of the Option Price; or (c) a combination of (a) and (b). The Optionee shall also deliver to the Company such amount of money in cash, certified check or postal or express money order as the Company may require to meet its obligations under applicable laws related to the exercise of such Option.

          6.4.4  Commencement of Exercisability. The Committee shall, in its
                 ------------------------------
sole discretion, determine and set forth in the appropriate Stock Option Agreement, the date or dates as of which an Option shall become exercisable.

          (a) Except as expressly set forth in a Stock Option Agreement approved by the Committee and subject to provisions of Section 6.1 above, no Option may be exercised in whole or in part until the expiration of one (1) year after the date on which such Option was granted.

          (b) Subject to the provisions of Section 6.1 hereof, no portion of an Option that is unexercisable on the date of the holder's Termination of Employment shall thereafter become exercisable; provided, however, that subject to the requirements of Section 6.1 and paragraph (a) of this
     Section 6.4.4 the Committee in its absolute discretion may provide in the terms of a Stock Option Agreement that there will be an acceleration of exercisability upon the occurrence of certain types of Terminations of Employment or pursuant to an event set forth in Section 11.3 hereof.

          (c) Notwithstanding the foregoing, by resolution adopted after an Option is granted, the Committee, in its absolute discretion may on such terms and conditions as it may determine to be appropriate including, but not limited to, the events set forth in Section 11.3 hereof and subject to the provisions of paragraph (a) of this Section 6.4.4, accelerate the time at which such Option or any portion thereof may be exercised.

     6.5  USE OF PROCEEDS. The proceeds received by the Company from the sale
          ---------------
of Common Stock pursuant to the exercise of Options granted hereunder shall be added to the Company's general funds and used for general corporate purposes.

     6.6  SHAREHOLDER'S RIGHTS. An Optionee shall have no rights as a
          --------------------
shareholder with respect to any shares of Common Stock subject to an Option or Appreciation Right prior to the purchase of such shares of Common Stock pursuant to the exercise of the Option or Appreciation Right.


                                  ARTICLE VII

                         ALTERNATE APPRECIATION RIGHTS
                         -----------------------------

     7.1  AWARD OF APPRECIATION RIGHTS. Concurrently with or subsequent to the
          ----------------------------
award of any Non-Qualified Stock Option or Incentive Stock Option to purchase one or more shares of Common Stock, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each share of Common Stock, a related alternate appreciation right ("Appreciation Right"), permitting the Optionee to be paid the appreciation on the Option in shares of Common Stock in lieu of exercising the Option. The appreciation on an Option is measured by the difference between the Option Price and the fair market value of the related Common Stock as of the date of exercise.

     7.2  APPRECIATION RIGHTS AGREEMENT. Appreciation Rights shall be evidenced
          -----------------------------
by written agreements ("Appreciation Rights Agreements") in such form as the Committee may from time to time determine. Any such Appreciation Rights Agreement shall provide that the Appreciation Rights granted thereby may be exercised, in the alternative to an Option, pursuant to the provisions of
Section 7.3 hereof and that the appreciation to be received pursuant to such Appreciation Rights shall be paid only in shares of Common Stock. Without limiting any other restriction contained in this Article 7 or otherwise with respect to Appreciation Rights, Appreciation Rights shall be subject to the following requirements:

               (i) an Appreciation Right will expire no later than the expiration date of the underlying Option;

               (ii) an Appreciation Right is transferable only to the extent that the underlying Option is transferable and is subject to the same conditions and limitations on transfer as the underlying Option;

               (iii) the Appreciation Right may be exercised only when the underlying Option is exercisable; and

               (iv) the Appreciation Right may be exercised only when the market price of the Common Stock exceeds the exercise price of the underlying Option.

     7.3  EXERCISE. An Optionee who has been granted Appreciation Rights may,
          --------
from time to time, in lieu of the exercise of an equal number of Options, elect to exercise one or more Appreciation Rights and thereby become entitled to receive from the Company payment in Common Stock of the number of shares determined pursuant to Sections 7.4 and 7.5. Upon the exercise of an Appreciation Right, the Option to which such Appreciation Right relates shall terminate and be void. Appreciation Rights shall be exercisable only to the same extent and subject to the same conditions and restrictions as the Options are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions and restrictions to the exercise of any Appreciation Rights.

     7.4  AMOUNT OF PAYMENT. The amount of payment ("Payment Amount") to which
          -----------------
an Optionee shall be entitled upon the exercise of each Appreciation Right shall be equal to 100% of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the Option Price of the Option to which such Appreciation Right relates.

     7.5  FORM OF PAYMENT. The number of shares of Common Stock to be paid
          ---------------
shall be determined by dividing the Payment Amount determined pursuant to
Section 7.4 by the Fair Market Value of a share of Common Stock on the exercise date of such Appreciation Rights. As soon as practicable after exercise, the Company shall deliver to the Optionee a certificate or certificates for the applicable number of shares of Common Stock. All such shares shall be issued with the rights and restrictions specified in this Plan with respect to the Options.

     7.6  EFFECT OF EXERCISE. The exercise of any Appreciation Right shall
          ------------------
cancel an equal number of Non-Qualified Stock Options and Incentive Stock Options, related to said Appreciation Rights.

     7.7  TERMINATION OF EMPLOYMENT. Upon termination of the Optionee's
          -------------------------
employment by reason of permanent disability (as is determined by the Committee), or otherwise the exercise of any Appreciation Rights shall be governed by Article X.

                                 ARTICLE VIII

                      SPECIAL CONDITIONS AND RESTRICTIONS
                      -----------------------------------
                         FOR TEN PERCENT STOCKHOLDERS
                         ----------------------------

     Notwithstanding any other provision of this Plan, no Incentive Stock Option shall be granted under this Plan to an Employee who, at the time the Incentive Stock Option is proposed to be granted, is the owner of more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless at the time such Incentive Stock Option is granted, the Option Price is at least 110 percent of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is not exercisable for at least five (5) years after the date it is granted.


                                  ARTICLE IX

                       AGGREGATE FAIR MARKET LIMITATIONS
                       ---------------------------------

     Notwithstanding any other term or condition hereof, no Employee shall be granted an Incentive Stock Option hereunder, if by granting such Option to such Employee, the aggregate Fair Market Value of the Common Stock related to all Incentive Stock Options exercisable for the first time during the calendar year in which the subject Incentive Stock Option is exercisable for the first time would exceed $100,000. For purposes of the determination to be made pursuant to this Article IX, the Fair Market Value of the Common Stock in question shall be determined as of the time the subject Incentive Stock Option is proposed to be granted.


                                   ARTICLE X

                           TERMINATION OF EMPLOYMENT
                           -------------------------

    10.1  CHANGE OF EMPLOYMENT STATUS. No Option shall be affected by any
          ---------------------------
change of duties or position of an Optionee or holder (including transfer to or from a Subsidiary) so long as such Optionee continues to be an employee of (i) the Company, or (ii) one of the Company's Subsidiaries. Nothing in this Plan or in any Option granted hereunder shall confer upon an Optionee any right to continue to be employed by the Company or any of its Subsidiaries or to interfere with the Company's right to terminate his employment at any time for any reason.

    10.2  GENERAL RULE. Except as otherwise expressly set forth in a Stock
          ------------
Option Agreement approved by the Committee, if an Optionee ceases to be an employee of (i) the Company or (ii) a Subsidiary, or terminates such Optionee's employment for any reason other than as set forth in Sections 10.3 or 10.4 hereof:

    (a) the Optionee's rights under any outstanding Options or Appreciation Rights shall terminate and lapse, to the extent they are then exercisable, as of the earlier of (i) the expiration of the 3 month period following such Termination of Employment or (ii) the expiration of the Option Period; and

    (b) any Option or Appreciation Right which is unexercisable as of the date of an Optionee's Termination of Employment shall automatically and without notice or other action immediately lapse.

    10.3  TERMINATION BECAUSE OF DEATH. Except as otherwise expressly set
          ----------------------------
forth in a Stock Option Agreement approved by the Committee, if an Optionee dies while he is an employee of the Company or a Subsidiary or within three (3) months after Termination of his Employment due to Retirement, such Optionee's Options and Appreciation Rights may be exercised, but only to the extent that such Options or Appreciation Rights could have been exercised by the deceased Optionee immediately prior to his death, by executors, administrators, personal representatives or any lawful successor, at anytime prior to the expiration of the Option Period or within three (3) months of the date of the Optionee's Termination of Employment, as adjusted for any individual Option as provided in this Section 10.3, whichever is the shorter period.

    10.4  TERMINATION BECAUSE OF DISABILITY. Except as otherwise expressly
          ---------------------------------
set forth in a Stock Option Agreement approved by the Committee, if the employment of an Optionee is terminated due to the Optionee's total disability as determined by the Committee, the Optionee or his legal guardian or personal representative may exercise any outstanding Options or Appreciation Rights, but only to the extent such Options or Appreciation Rights could be exercised at the time such disability was incurred, at anytime prior to the expiration of the Option Period or within twelve (12) months from the date of such Termination of Employment, as adjusted for any individual Option or Appreciation Right as provided in this Section 10.4, whichever is the shorter period.


                                  ARTICLE XI

                         CHANGES IN CAPITAL STRUCTURE
                         ----------------------------

    11.1  COMPANY'S POWER TO CHANGE STRUCTURE. The existence of outstanding
          -----------------------------------
Options or Appreciation Rights shall not affect in any way the right or power of the Company or its stockholders to declare or distribute any stock dividend or to make or authorize any recapitalization, reorganization, merger, split-up, combination or other change in the Company's capital structure or its business, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

    11.2  INVOLUNTARY DISSOLUTION OR LIQUIDATION. In the event of an
          --------------------------------------
involuntary dissolution of the Company, any unexercised Options or Appreciation Rights previously granted under this Plan shall be deemed cancelled. In the event of the complete liquidation or dissolution of a Subsidiary, or in the event that such corporation ceases to be a Subsidiary, any unexercised Option or Appreciation Right theretofore granted to Optionees employed by such Subsidiary shall be deemed cancelled unless such Optionee shall become employed by the Company or another Subsidiary on the occurrence of such event.

    11.3  ADJUSTMENTS IN THE EVENT OF CHANGE OF CAPITAL. In the event of any
          ---------------------------------------------
change in the total number of outstanding shares of Common Stock by reason of any stock dividend, recapitalization, merger, consolidation (whether the Company is the surviving corporation), stock split-up, combination or exchange of shares, rights offering to purchase Common Stock at a price substantially below Fair Market Value, any similar change affecting the Common Stock at a price substantially below Fair Market Value, or of any similar change affecting the Common Stock of the Company, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to Options and Appreciation Rights then outstanding and the purchase price per share thereof may, in the absolute discretion of the Committee, be appropriately adjusted consistent with such change in such manner as the Committee may deem to be equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Optionees.

      11.4  ASSUMPTION OF OUTSTANDING OPTIONS. To the extent permitted by the
            ---------------------------------
then applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization or liquidation may assume the Options and Appreciation Rights then outstanding under the Plan or issue new Options and Appreciation Rights in place of the outstanding Options and Appreciation Rights under the Plan in an equitable manner to prevent substantial dilution or enlargement of the rights granted to or available for Optionees.

                                  ARTICLE XII

                            COMPLIANCE WITH LAW AND
                            -----------------------
                         APPROVAL OF REGULATORY BODIES
                         -----------------------------

      Notwithstanding any other provision of this Plan or of any Stock Option Agreement, the Company shall be under no obligation and shall not issue shares of Common Stock or, in the case of treasury shares, transfer shares under this Plan, except (i) in compliance with all applicable federal and state laws and regulations; (ii) in compliance with rules of any stock exchanges or listing organizations with which the Company's shares may be listed and (iii) at the option of the Committee, the fulfillment of any or all of the following conditions: (a) the admission of such shares of Common Stock to listing on all stock exchanges on which such class of Common Stock is then listed; (b) the completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the receipt of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, deem necessary or advisable; (d) if requested by the Company, the Optionee's written representation as to the matters described in Section 12.2 hereof; (e) the lapse of such reasonable period of time following the exercise of such Option or Appreciation Right (or portion thereof) as the Committee may establish from time to time in order to (i) confirm that the conditions specified in this Article XII if required by the Committee have been satisfied and (ii) process the Optionee's election to exercise such Option or Appreciation Right (or portion thereof). The determination as to whether the issuance or transfer of shares under this Plan shall be in compliance with applicable federal and state laws and regulations and rules of stock exchanges and listing organizations shall be made solely by the Company and/or the Committee.

      12.1  USE OF RESTRICTIVE LEGENDS. Any certificate issued to evidence
            --------------------------
shares as to which an Option or Appreciation Right is exercised may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

      12.2  REPRESENTATION OF INVESTMENT INTENT. At the option of the Committee
            -----------------------------------
any person receiving an Option or Appreciation Right and any person or estate exercising an Option or Appreciation Right may be required by the Committee to give a written representation that the shares subject to the Option or Appreciation Right will be acquired, or are being acquired, as the case may be, for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Option or Appreciation Right from any such representations either prior to or subsequent to the exercise of an Option or Appreciation Right granted pursuant to this Plan.

      12.3  REPRESENTATION OF OWNERSHIP. In the case of the exercise of an
            ---------------------------
Option or Appreciation Right by a person or estate acquiring the right to exercise such Option or Appreciation Right by bequest or inheritance or by reason of the death of the Optionee, the Committee may require reasonable evidence as to the ownership of such Option or Appreciation Right and may require such consents and releases of taxing authorities as the Committee may deem advisable.


                                 ARTICLE XIII

                 AMENDMENT, SUSPENSION OR TERMINATION OF PLAN
                 --------------------------------------------

      The Board of Directors may at any time terminate or from time to time amend or suspend this Plan; provided, however, that the Board of Directors may not take any action to the extent such action would cause the Plan to fail to meet the conditions for exemption specified in Rule 16b-3 or the requirements of
Section 422 of the Code; provided further, however, that no such amendment shall be effective unless shareholder approval has been obtained if such approval is required (i) in order for the Plan to meet the condition specified in Rule 16b-3 or (ii) comply with the requirements of Section 422 of the Code or (iii) by any other provision of applicable law. No such amendment shall alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under this Plan without the consent of the affected Optionee.


                                  ARTICLE XIV

                      EFFECTIVE DATE AND DURATION OF PLAN
                      -----------------------------------

      This Plan shall be effective on June 15, 1992. The Plan shall terminate at midnight of the end of the tenth year after the effective date. No Options may be granted under this Plan subsequent to ten (10) years after the date (i) this Plan is adopted by the Board of Directors of the Company, or (ii) this Plan is approved by the stockholders of the Company, whichever is earlier.


                                  ARTICLE XV

                         INDEMNIFICATION OF COMMITTEE
                         ----------------------------

      In addition to such other rights of indemnification as they may have as directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceedings that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within twenty (20) days after institution of any such action suit or proceeding, such Committee member shall in writing notify the Company of the same and allow the Company, at its own expense, to manage the defense of such action, suit or proceeding.


                                  ARTICLE XVI

                               GENERAL PROVISIONS
                               ------------------

      16.1  OPTIONS NOT TRANSFERABLE. No Option or Appreciation Right or
            ------------------------
interest or right therein or part thereof shall be liable for the debts, contracts, engagements or torts of the Optionee or the Optionee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or other legal or equitable proceeding (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, nothing in this Section 16.1 shall prevent transfers by will or by applicable laws of descent and distribution.

      16.2  EMPLOYMENT. Nothing in this Plan or in any Stock Option Agreement
            ----------
shall confer upon any Employee the right to continue in the employ of the Company (or any Subsidiary) or shall interfere with or restrict in any way the rights of the Company (or any Subsidiary) to discharge any Employee at any time for any reason whatsoever, with or without cause.

      16.3  TAXES. If the Committee shall so require as a condition of
            -----
exercise, each Optionee shall agree that no later than the date as of which the value of an Option or Appreciation Right first becomes includible in the gross income of an Employee for federal income tax purposes, such Optionee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option or Appreciation Right.

      16.4  OTHER COMPENSATION PLANS. The adoption of this Plan shall not
            ------------------------
affect any other stock option or incentive or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall this Plan preclude the Company from establishing any other form of incentive or other compensation for Employees of the Company or its Subsidiaries.

      16.5  SINGULAR, PLURAL, GENDER. Whenever used herein, nouns in the
            ------------------------
singular shall include the plural and the masculine pronoun shall include the feminine gender.

      16.6  HEADINGS.  Headings of articles and sections are inserted for
            --------
convenience and reference only and they constitute no part of the Plan.

      16.7  OBLIGATIONS OF THE COMPANY. Optionees under this Plan shall not
            --------------------------
have any interest in any fund or specific asset of the Company by reason of this Plan.